Exhibit 99.1

NEWS RELEASE
15

CONTACTS
Media	Investor Relations
Angela Howland Blackwell – 585-678-7141 Eric Thomas – 585-678-7466	Patty Yahn-Urlaub – 585-678-7483 Bob Czudak – 585-678-7170

Constellation Brands Reports
Second Quarter Fiscal 2012 Results

•	Achieves comparable basis diluted EPS of $0.77 and reported basis diluted EPS of $0.76; results reflect favorable tax rate
•	Generates strong free cash flow of $478 million during first six months of fiscal 2012; reaffirms fiscal 2012 free cash flow target of $600 - $650 million
•	Decreases debt by $290 million during first six months of fiscal 2012
•	Repurchases 9.8 million shares for $188 million during the quarter
•	Updates fiscal 2012 outlook for stock repurchases and tax rate benefit; expects comparable basis diluted EPS of $2.00 - $2.10; expects reported basis diluted EPS of $1.92 - $2.02

Second Quarter 2012 Financial Highlights* (in millions, except per share data)

	Comparable	% Change	Reported	% Change
Consolidated net sales	$690	-20%	$690	-20%

Operating income	$149	-1%	$145	9%

Operating margin	21.5%	410 bps	21.0%	560 bps

Equity in earnings of equity method investees**	$64	-4%	$64	-4%

Earnings before interest and taxes (EBIT)	$213	-2%	NA	NA

Net income	$165	51%	$163	78%

Diluted earnings per share	$0.77	48%	$0.76	77%

VICTOR, N.Y., Oct. 6, 2011 – Constellation Brands, Inc. (NYSE: STZ), the world’s leading premium wine company, reported today its second quarter 2012 results.

“The underlying fundamentals of our business remain solid. We are investing additional resources behind key brands and routes to market while implementing changes to achieve cost savings and drive operational efficiencies. I am particularly pleased with our quarterly results in the areas of free cash flow generation and margin improvement,” said Rob Sands, president and chief executive officer, Constellation Brands.

Second Quarter 2012 Net Sales Highlights* (in millions)
	Reported			Organic(1)
	Net Sales	% Change	Constant Currency Change	Net Sales	% Change	Constant Currency Change
Consolidated	$690	-20%	-21%	$690	1%	--%
North America	$690	5%	4%	$690	1%	--%

*Definitions of reported, comparable, organic and constant currency, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release.

** Hereafter referred to as “equity earnings.”

NA=Not applicable

(1) Prior to the divestiture of the Australian and U.K. business, net sales from CWNA to CWAE were eliminated as intercompany net sales. Subsequent to the divestiture, these net sales are now recorded as third party net sales. Accordingly, the prior period intercompany net sales are added back to the prior period reported net sales for comparison purposes.

Net Sales Commentary

Reported consolidated net sales decreased 20 percent due primarily to the divestiture of the Australian and U.K. wine business.

North American net sales on an organic constant currency basis were even with the prior year quarter and reflected favorable product mix offset by a decrease in volume and higher promotion costs in the U.S. “The U.S. wine and spirits market remains healthy despite a challenging consumer environment,” said Sands. “Our second quarter depletions were below market due primarily to price increases implemented for certain value and specialty products and the timing of promotions for our U.S. wine business. Depletion trends improved on a quarter sequential basis and we are beginning to see positive consumer takeaway resulting from our new product development activities as well as ramped up promotional programming at the end of the quarter.  We are enthusiastic about the initiatives we have targeted for the key holiday selling season and our focus in the area of innovation and new product development is already paying dividends as brands like Simply Naked, Primal Roots, Dreaming Tree, Rex Goliath Moscato, Woodbridge Malbec and Ruffino Prosecco are being well received in the marketplace.”

Operating Income and Net Income Commentary

The minimal decrease in consolidated comparable basis operating income was driven primarily by higher marketing and promotional spend combined with higher transportation costs in North America, partially offset by lower corporate expenses.

Constellation’s equity earnings from its 50 percent interest in the Crown Imports joint venture totaled $63 million, a decrease of four percent from the prior year.  For second quarter 2012, Crown generated net sales of $727 million, an increase of seven percent, and operating income of $126 million, a decrease of four percent.  The increase in net sales for Crown was primarily driven by volume growth of Modelo Especial and from ongoing product launches for Corona Familiar and Victoria. Net sales also benefited from improvement in net pricing and product mix. Operating income decreased as higher marketing spend more than offset the benefit from higher net sales.

“Innovation with the launch of Victoria and new packages like Corona Familiar is helping to drive increased portfolio distribution and accessibility across more venues, occasions and price points,” said Sands. “This combined with successful marketing initiatives like the ‘Win the Beach Getaway’ sweepstakes and ‘Find Your Beach’ advertising campaign continued to drive Crown’s marketplace momentum during the second quarter as it once again outperformed the industry and import category.”

For second quarter 2012, pre-tax restructuring charges and unusual items totaled $4 million compared to $17 million for the prior year second quarter.

Interest expense totaled $43 million, a decrease of 16 percent. The decrease was primarily due to lower average borrowings.

The comparable basis effective tax rate for the quarter was three percent which reflects the favorable outcome of various tax items and compares to a 35 percent rate for the prior year second quarter.  The company now anticipates the full year effective tax rate to approximate 27 percent.

Free Cash Flow and Common Stock Repurchases Commentary

Free cash flow for the first six months of fiscal 2012 totaled $478 million. During second quarter 2012, the company repurchased 9.8 million shares of common stock at a cost of $188 million. Subsequent to the end of the second quarter through Sept. 30, 2011, the company repurchased an additional 3.5 million shares at a cost of $63 million.  In total, the company has purchased 13.3 million shares at a cost of $251 million.

“Our continued strong free cash flow generation has created flexibility in the management of our capital structure, enabled us to reduce our debt by $290 million since the end of fiscal 2011 and fund the stock repurchases,” said Bob Ryder, chief financial officer, Constellation Brands. “We expect the stock repurchased through Sept. 30, 2011 to benefit diluted EPS by approximately $0.06 for fiscal 2012.”

Outlook

The table below sets forth management’s current diluted EPS expectations for fiscal 2012 compared to fiscal 2011 actual results, both on a reported basis and a comparable basis.

Constellation Brands Fiscal Year 2012
Diluted Earnings Per Share Outlook

	Reported Basis		Comparable Basis
	FY12 Estimate	FY11 Actual	FY12 Estimate	FY11 Actual
Fiscal Year Ending Feb. 29/28	$1.92 - $2.02	$2.62	$2.00 - $2.10	$1.91

Full-year fiscal 2012 guidance includes the following current assumptions but excludes any impact from any repurchases of the company’s common stock subsequent to Sept. 30, 2011:

•	Interest expense: approximately $180 - $190 million
•	Tax rate: approximately 27 percent
•	Weighted average diluted shares outstanding: approximately 210 million
•	Free cash flow: $600 - $650 million

Conference Call

A conference call to discuss second quarter 2012 results and outlook will be hosted by President and Chief Executive Officer Rob Sands and Executive Vice President and Chief Financial Officer Bob Ryder on Thurs., Oct. 6, 2011 at 10:30 a.m. (eastern).  The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call.  A live listen-only webcast of the conference call, together with a copy of this news release (including the attachments) and other financial information that may be discussed during the call will be available on the Internet at Constellation’s website: www.cbrands.com under “Investors,” prior to the call.

Explanations

Reported basis (“reported”) operating income, net income and diluted EPS are as reported under generally accepted accounting principles.  Operating income, net income and diluted EPS on a comparable basis (“comparable”), exclude restructuring charges and unusual items.  The company’s measure of segment profitability excludes restructuring charges and unusual items, which is consistent with the measure used by management to evaluate results.

The company discusses additional non-GAAP measures in this news release, including constant currency net sales, organic net sales, comparable basis EBIT and free cash flow.

Supplemental Financial Information

Tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are attached to and are part of this news release.

About Constellation Brands

Constellation Brands is the world’s leading premium wine company that achieves success through an unmatched knowledge of wine consumers, storied brands that suit varied lives and tastes, and talented employees worldwide. With a broad portfolio of widely admired premium products across the wine, beer and spirits categories, Constellation’s brand portfolio includes Robert Mondavi, Clos du Bois, Blackstone, Arbor Mist, Estancia, Ravenswood, Ruffino, Jackson-Triggs, Kim Crawford, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka.

Constellation Brands (NYSE: STZ and STZ.B) is a S&P 500 Index and Fortune 1000® company with more than 100 brands in our portfolio, sales in about 100 countries and operations in approximately 30 facilities. The company believes that industry leadership involves a commitment to our brands, to the trade, to the land, to investors and to different people around the world who turn to our products when celebrating big moments or enjoying quiet ones. We express this commitment through our vision: to elevate life with every glass raised. To learn more about Constellation, visit the company's website at www.cbrands.com.

Forward-Looking Statements

The statements made under the heading Outlook, and all statements other than statements of historical facts set forth in this news release regarding Constellation’s business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.

During the current quarter, Constellation may reiterate the Projections. Prior to the start of the company's quiet period, which will begin at the close of business on Nov. 30, 2011, the public can continue to rely on the Projections as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise. During Constellation’s “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.

The Projections are based on management's current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur.

In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	the exact duration of the share repurchase implementation; and the amount and timing of any share repurchases;

•	achievement of all expected cost savings from the company's various restructuring plans and realization of expected asset sale proceeds from the sale of inventory and other assets;

•	accuracy of the bases for forecasts relating to joint ventures and associated costs, losses, purchase obligations and capital investment requirements;

•
restructuring charges and other one-time costs associated with restructuring plans may vary materially from management's current estimates due to variations in one or more of anticipated headcount reductions, contract terminations, costs or timing of plan implementation;

•	raw material supply, production or shipment difficulties could adversely affect the company's ability to supply its customers;

•
increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company's products and/or result in lower than expected sales or higher than expected expenses;

•
general economic, geo-political and regulatory conditions, prolonged downturn in the economic markets in the U.S. and in the company’s major markets outside of the U.S., continuing instability in world financial markets, or unanticipated environmental liabilities and costs;

•	changes to accounting rules and tax laws, and other factors which could impact the company's reported financial position, results of operations or effective tax rate;

•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices and raw material costs; and

•
other factors and uncertainties disclosed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2011, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	August 31, 2011	February 28, 2011
Assets

Current Assets:
Cash and cash investments	$10.0	$9.2
Accounts receivable, net	501.7	417.4
Inventories	1,259.2	1,369.3
Prepaid expenses and other	148.7	287.1

Total current assets	1,919.6	2,083.0

Property, plant and equipment, net	1,241.0	1,219.6
Goodwill	2,632.7	2,619.8
Intangible assets, net	895.4	886.3
Other assets, net	346.0	358.9

Total assets	$7,034.7	$7,167.6

Liabilities and Stockholders' Equity

Current Liabilities:
Notes payable to banks	$198.0	$83.7
Current maturities of long-term debt	13.7	15.9
Accounts payable	138.7	129.2
Accrued excise taxes	26.4	14.2
Other accrued expenses and liabilities	410.0	419.9

Total current liabilities	786.8	662.9

Long-term debt, less current maturities	2,734.7	3,136.7
Deferred income taxes	596.9	583.1
Other liabilities	217.2	233.0

Total liabilities	4,335.6	4,615.7

Total stockholders' equity	2,699.1	2,551.9

Total liabilities and stockholders' equity	$7,034.7	$7,167.6

Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010
Sales	$770.4	$1,056.9	$1,481.1	$2,033.1
Excise taxes	(80.2)	(194.1)	(155.6)	(382.8)
Net sales	690.2	862.8	1,325.5	1,650.3

Cost of product sold	(407.2)	(548.6)	(791.5)	(1,066.1)
Gross profit	283.0	314.2	534.0	584.2

Selling, general and administrative expenses	(138.2)	(167.3)	(276.4)	(336.1)
Restructuring charges	0.3	(13.7)	(10.8)	(18.6)
Operating income	145.1	133.2	246.8	229.5

Equity in earnings of equity method investees	64.0	66.4	126.2	120.9
Interest expense, net	(42.5)	(50.3)	(86.8)	(98.8)
Income before income taxes	166.6	149.3	286.2	251.6

Provision for income taxes	(3.9)	(58.0)	(49.0)	(111.2)
Net income	$162.7	$91.3	$237.2	$140.4

Earnings Per Common Share:
Basic - Class A Common Stock	$0.78	$0.44	$1.14	$0.67
Basic - Class B Convertible Common Stock	$0.71	$0.40	$1.04	$0.61

Diluted - Class A Common Stock	$0.76	$0.43	$1.11	$0.65
Diluted - Class B Convertible Common Stock	$0.70	$0.40	$1.02	$0.60

Weighted Average Common Shares Outstanding:
Basic - Class A Common Stock	186.629	185.455	186.837	189.084
Basic - Class B Convertible Common Stock	23.593	23.712	23.599	23.719

Diluted - Class A Common Stock	213.645	211.149	214.406	215.136
Diluted - Class B Convertible Common Stock	23.593	23.712	23.599	23.719

Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Six Months Ended
	August 31, 2011	August 31, 2010
Cash Flows From Operating Activities
Net income	$237.2	$140.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	46.0	61.0
Deferred tax provision	24.7	50.6
Stock-based compensation expense	24.2	25.7
Equity in earnings of equity method investees, net of distributed earnings	10.0	36.5
Amortization of intangible and other assets	6.3	7.3
Loss on disposal or impairment of long-lived assets, net	0.1	4.8
Gain on business sold, net	(0.8)	-
Change in operating assets and liabilities:
Accounts receivable, net	(84.5)	(204.5)
Inventories	118.7	157.2
Prepaid expenses and other current assets	7.7	5.3
Accounts payable	12.8	(10.7)
Accrued excise taxes	12.1	13.2
Other accrued expenses and liabilities	83.0	40.1
Other, net	19.9	(20.8)
Total adjustments	280.2	165.7
Net cash provided by operating activities	517.4	306.1

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(39.2)	(43.2)
Payments related to sale of business	(28.8)	(1.6)
Investments in equity method investees	(0.1)	(29.7)
Proceeds from note receivable	1.0	60.0
Proceeds from sales of assets	0.3	3.1
Other investing activities	(6.4)	0.5
Net cash used in investing activities	(73.2)	(10.9)

Cash Flows From Financing Activities
Principal payments of long-term debt	(419.9)	(24.5)
Purchases of treasury stock	(187.5)	(300.0)
Payment of minimum tax withholdings on stock-based payment awards	(2.2)	(0.4)
Net proceeds from (repayment of) notes payable	113.3	(24.1)
Proceeds from exercises of employee stock options	39.0	18.0
Proceeds from excess tax benefits from stock-based payment awards	10.6	4.7
Proceeds from employee stock purchases	2.4	2.1
Payment of financing costs of long-term debt	-	(0.2)
Net cash used in financing activities	(444.3)	(324.4)

Effect of exchange rate changes on cash and cash investments	0.9	(0.4)

Net increase (decrease) in cash and cash investments	0.8	(29.6)
Cash and cash investments, beginning of period	9.2	43.5
Cash and cash investments, end of period	$10.0	$13.9

Constellation Brands, Inc. and Subsidiaries
RECONCILIATION OF REPORTED, ORGANIC AND CONSTANT CURRENCY NET SALES
(in millions)

As the company sold 80.1% of its Australian and U.K. business on January 31, 2011, organic net sales for the three months and six months ended August 31, 2010, are defined by the company as reported net sales less net sales of CWAE (as defined below), plus CWNA (as defined below) intercompany net sales to CWAE, as appropriate.  Organic net sales and percentage increase (decrease) in constant currency net sales (which excludes the impact of year-over-year currency exchange rate fluctuations) are provided because management uses this information in monitoring and evaluating the underlying business trends of the continuing operations of the company.  In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year-over-year financial performance.

					Constant					Constant
	Three Months Ended				Currency	Six Months Ended				Currency
	August 31,	August 31,	Percent	Currency	Percent	August 31,	August 31,	Percent	Currency	Percent
	2011	2010	Change	Impact	Change (1)	2011	2010	Change	Impact	Change (1)
Consolidated Net Sales	$690.2	$862.8	(20%)	1%	(21%)	$1,325.5	$1,650.3	(20%)	1%	(21%)
Less: CWAE net sales, net of CWNA intercompany net sales to CWAE (2)	-	(180.3)				-	(350.4)
Consolidated Organic Net Sales	$690.2	$682.5	1%	2%	-	$1,325.5	$1,299.9	2%	1%	1%

Constellation Wines North America ("CWNA") Net Sales	$690.2	$655.6	5%	2%	4%	$1,325.5	$1,245.5	6%	1%	5%
Plus: CWNA intercompany net sales to CWAE (2)	-	26.9				-	54.4
Constellation Wines North America Organic Net Sales	$690.2	$682.5	1%	2%	-	$1,325.5	$1,299.9	2%	1%	1%

Constellation Wines Australia and Europe ("CWAE") Net Sales	$-	$207.2	(100%)	-	(100%)	$-	$404.8	(100%)	-	(100%)
Less: CWAE net sales	-	(207.2)				-	(404.8)
Constellation Wines Australia and Europe Organic Net Sales	$-	$-	-	-	-	$-	$-	-	-	-

(1)	May not sum due to rounding as each item is computed independently.

(2)
Prior to the divestiture of the Australian and U.K. business, net sales from CWNA to CWAE were eliminated as intercompany net sales.  Subsequent to the divestiture, these net sales are now recorded as third party net sales.  Accordingly, the prior period intercompany net sales are added back to the prior period reported net sales for comparison purposes.

SUPPLEMENTAL SHIPMENT, DEPLETION AND U.S. FOCUS BRANDS INFORMATION
(in millions, branded product, 9 liter case equivalents)

	Three Months Ended			Six Months Ended
	August 31, 2011	August 31, 2010	Percent Change	August 31, 2011	August 31, 2010	Percent Change
North America Shipment Volume	15.8	16.1	(1.9%)	30.6	31.0	(1.3%)
North America Organic Shipment Volume (3)	15.8	16.4	(3.7%)	30.6	31.7	(3.5%)
U.S. Domestic Shipment Volume	11.9	12.3	(3.3%)	23.1	23.9	(3.3%)
U.S. Domestic Focus Brands Shipment Volume (4)	7.7	7.8	(1.3%)	15.1	14.9	1.3%

U.S. Domestic Depletion Volume Growth (5)			(0.4%)			(1.4%)
U.S. Domestic Focus Brands Depletion Volume Growth (4)(5)			3.6%			3.2%

(3)
Includes an adjustment for shipment volumes from CWNA to CWAE that were eliminated as intercompany shipment volumes prior to the divestiture of the Australian and U.K. business.  Subsequent to the divestiture, these shipment volumes are now recorded as third party shipment volumes.  Accordingly, the prior period intercompany shipment volumes are added back to the prior period reported shipment volumes for comparison purposes.

(4)
U.S. Focus Brands include the following brands:  Robert Mondavi, Clos du Bois, SVEDKA Vodka, Blackstone, Estancia, Arbor Mist, Black Velvet Canadian Whisky, Toasted Head, Simi, Black Box, Ravenswood, Rex Goliath, Kim Crawford, Franciscan Estate, Wild Horse, Ruffino, Nobilo, Mount Veeder and Inniskillin.

(5)	Depletions represent distributor shipments of the company’s respective branded products to retail customers, based on third party data.

Constellation Brands, Inc. and Subsidiaries
SUMMARIZED SEGMENT AND EQUITY EARNINGS INFORMATION
(in millions)

	Three Months Ended			Six Months Ended
	August 31, 2011	August 31, 2010	Percent Change	August 31, 2011	August 31, 2010	Percent Change
Constellation Wines North America
Segment net sales	$690.2	$655.6	5%	$1,325.5	$1,245.5	6%
Segment operating income	$167.3	$181.2	(8%)	$303.9	$313.7	(3%)
% Net sales	24.2%	27.6%		22.9%	25.2%
Equity in earnings (losses) of equity method investees	$1.3	$(0.3)	NM	$3.7	$(0.2)	NM

Constellation Wines Australia and Europe
Segment net sales	$-	$207.2	(100%)	$-	$404.8	(100%)
Segment operating loss	$-	$(3.2)	(100%)	$-	$(6.0)	(100%)
% Net sales		(1.5%)			(1.5%)
Equity in earnings of equity method investees	$-	$1.5	(100%)	$-	$2.1	(100%)

Corporate Operations and Other Segment Operating Loss	$(18.7)	$(27.5)	(32%)	$(39.8)	$(54.0)	(26%)

Equity in Earnings of Crown Imports (1)	$62.7	$65.3	(4%)	$122.5	$119.6	2%

Reportable Segment Operating Income (A)	$148.6	$150.5		$264.1	$253.7
Restructuring Charges and Unusual Items	(3.5)	(17.3)		(17.3)	(24.2)
Consolidated Operating Income (GAAP)	$145.1	$133.2		$246.8	$229.5

Reportable Segment Equity in Earnings of Equity Method Investees (B)	$64.0	$66.5		$126.2	$121.5
Restructuring Charges and Unusual Items	-	(0.1)		-	(0.6)
Consolidated Equity in Earnings of Equity Method Investees (GAAP)	$64.0	$66.4		$126.2	$120.9

Consolidated Earnings Before Interest and Taxes (Non-GAAP) (A+B)	$212.6	$217.0		$390.3	$375.2

NM = Not Meaningful

(1)Crown Imports Joint Venture Summarized Financial Information

	Three Months Ended			Six Months Ended
	August 31, 2011	August 31, 2010	Percent Change	August 31, 2011	August 31, 2010	Percent Change
Net sales	$727.0	$679.4	7%	$1,404.5	$1,300.9	8%
Operating income	$125.6	$131.2	(4%)	$245.4	$240.1	2%
% Net sales	17.3%	19.3%		17.5%	18.5%

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share data)

	Three Months Ended August 31, 2011				Three Months Ended August 31, 2010
	Reported Basis (GAAP)	Strategic Business Realignment (2)	Other	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Strategic Business Realignment (2)	Other (3)	Comparable Basis (Non-GAAP)	Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
Net Sales	$690.2			$690.2	$862.8			$862.8	(20%)	(20%)
Cost of product sold	(407.2)	0.1		(407.1)	(548.6)	0.1	0.6	(547.9)	(26%)	(26%)
Gross Profit	283.0	0.1	-	283.1	314.2	0.1	0.6	314.9	(10%)	(10%)
Selling, general and administrative expenses ("SG&A")	(138.2)	3.8	(0.1)	(134.5)	(167.3)	2.9		(164.4)	(17%)	(18%)
Restructuring charges	0.3	(0.3)		-	(13.7)	13.7		-	(102%)	NA
Operating Income	145.1	3.6	(0.1)	148.6	133.2	16.7	0.6	150.5	9%	(1%)
Equity in earnings of equity method investees	64.0			64.0	66.4		0.1	66.5	(4%)	(4%)
EBIT				212.6				217.0	NA	(2%)
Interest expense, net	(42.5)			(42.5)	(50.3)			(50.3)	(16%)	(16%)
Income Before Income Taxes	166.6	3.6	(0.1)	170.1	149.3	16.7	0.7	166.7	12%	2%
Provision for income taxes	(3.9)	(1.4)	-	(5.3)	(58.0)	(1.3)	1.7	(57.6)	(93%)	(91%)
Net Income	$162.7	$2.2	$(0.1)	$164.8	$91.3	$15.4	$2.4	$109.1	78%	51%
Diluted Earnings Per Common Share	$0.76	$0.01	$-	$0.77	$0.43	$0.07	$0.01	$0.52	77%	48%
Weighted Average Common Shares Outstanding - Diluted	213.645	213.645	213.645	213.645	211.149	211.149	211.149	211.149

Gross Margin	41.0%			41.0%	36.4%			36.5%
SG&A as a percent of net sales	20.0%			19.5%	19.4%			19.1%
Operating Margin	21.0%			21.5%	15.4%			17.4%
Effective Tax Rate	2.3%			3.1%	38.8%			34.6%

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share data)

	Six Months Ended August 31, 2011				Six Months Ended August 31, 2010
	Reported Basis (GAAP)	Strategic Business Realignment (4)	Other (5)	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Strategic Business Realignment (4)	Other (5)	Comparable Basis (Non-GAAP)	Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
Net Sales	$1,325.5			$1,325.5	$1,650.3			$1,650.3	(20%)	(20%)
Cost of product sold	(791.5)	0.3		(791.2)	(1,066.1)	1.1	1.6	(1,063.4)	(26%)	(26%)
Gross Profit	534.0	0.3	-	534.3	584.2	1.1	1.6	586.9	(9%)	(9%)
SG&A	(276.4)	4.1	2.1	(270.2)	(336.1)	2.9		(333.2)	(18%)	(19%)
Restructuring charges	(10.8)	10.8		-	(18.6)	18.6		-	(42%)	NA
Operating Income	246.8	15.2	2.1	264.1	229.5	22.6	1.6	253.7	8%	4%
Equity in earnings of equity method investees	126.2			126.2	120.9		0.6	121.5	4%	4%
EBIT				390.3				375.2	NA	4%
Interest expense, net	(86.8)			(86.8)	(98.8)			(98.8)	(12%)	(12%)
Income Before Income Taxes	286.2	15.2	2.1	303.5	251.6	22.6	2.2	276.4	14%	10%
Provision for income taxes	(49.0)	(5.6)	-	(54.6)	(111.2)	(2.6)	29.4	(84.4)	(56%)	(35%)
Net Income	$237.2	$9.6	$2.1	$248.9	$140.4	$20.0	$31.6	$192.0	69%	30%
Diluted Earnings Per Common Share	$1.11	$0.04	$0.01	$1.16	$0.65	$0.09	$0.15	$0.89	71%	30%
Weighted Average Common Shares Outstanding - Diluted	214.406	214.406	214.406	214.406	215.136	215.136	215.136	215.136

Gross Margin	40.3%			40.3%	35.4%			35.6%
SG&A as a percent of net sales	20.9%			20.4%	20.4%			20.2%
Operating Margin	18.6%			19.9%	13.9%			15.4%
Effective Tax Rate	17.1%			18.0%	44.2%			30.5%

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
NOTES

(1)
The company reports its financial results in accordance with generally accepted accounting principles in the U.S. ("GAAP").  However, non-GAAP financial measures, as defined in the reconciliation tables above, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting.  In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year-over-year financial performance.  See the tables above for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the three months and six months ended August 31, 2011, and August 31, 2010.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP.  Please refer to the company's website at http://www.cbrands.com/investors for more detailed description and further discussion of these non-GAAP financial measures.

(2)
For the three months ended August 31, 2011, strategic business realignment items consist primarily of costs recognized by the company in connection with the Fiscal 2012 Initiative of $1.5 million, net of a tax benefit of $0.8 million.  For the three months ended August 31, 2010, strategic business realignment items primarily include costs recognized by the company in connection with the Global Initiative of $8.2 million, net of a tax benefit of $1.1 million, and the Australian Initiative of $6.3 million, net of a tax benefit of $0.0 million.

(3)	For the three months ended August 31, 2010, other consists primarily of an additional valuation allowance against deferred tax assets in the U.K. of $2.0 million.

(4)
For the six months ended August 31, 2011, strategic business realignment items consist primarily of costs recognized by the company in connection with the Fiscal 2012 Initiative of $9.1 million, net of a tax benefit of $5.2 million.  For the six months ended August 31, 2010, strategic business realignment items primarily include costs recognized by the company in connection with the Global Initiative of $13.7 million, net of a tax benefit of $2.3 million, and the Australian Initiative of $6.3 million, net of a tax benefit of $0.0 million.

(5)
For the six months ended August 31, 2011, other consists of a foreign currency loss on the contractual obligation recorded in the fourth quarter of fiscal 2011 in connection with the potential settlement created by the notification by the 50.1% shareholder of Ruffino S.r.l. ("Ruffino") to exercise the option to put its entire equity interest in Ruffino to the company of $2.1 million, net of a tax benefit of $0.0 million.  For the six months ended August 31, 2010, other consists primarily of a valuation allowance against deferred tax assets in the U.K. of $30.1 million.

DEFINITIONS
Fiscal 2012 Initiative
The company's plan announced in June 2011 to streamline operations, gain efficiencies and reduce its cost structure following the sale of 80.1% of its Australian and U.K. business (the “Fiscal 2012 Initiative”).

Global Initiative
The company's plan announced in April 2009 to simplify its business, increase efficiencies and reduce its cost structure on a global basis (the "Global Initiative").

Australian Initiative
The company's plan announced in August 2008 to sell certain assets and implement operational changes designed to improve the efficiencies and returns associated with its Australian business (the "Australian Initiative").

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW
(in millions, except per share data)

Diluted Earnings Per Share Guidance	Range for the Year Ending February 29, 2012
Forecasted diluted earnings per share - reported basis (GAAP)	$1.92	$2.02
Strategic business realignment (1)	0.07	0.07
Other (2)	0.01	0.01
Forecasted diluted earnings per share - comparable basis (Non-GAAP) (3)	$2.00	$2.10

Actual for the Year Ended February 28, 2011
Diluted earnings per share - reported basis (GAAP)	$2.62
Inventory step-up	0.01
Strategic business realignment (1)	(1.19)
Other (2)	0.48
Diluted earnings per share - comparable basis (Non-GAAP) (3)	$1.91

(1)
Includes $0.07 diluted earnings per share for the year ending February 29, 2012, associated with the Fiscal 2012 Initiative.  Includes ($1.33), $0.09, $0.03 and $0.02 diluted earnings per share for the year ended February 28, 2011, associated with net gains recognized by the company primarily in connection with the sale of 80.1% of its Australian and U.K. business; the Global Initiative; the Australian Initiative; and an impairment of certain intangible assets, respectively. (3)

(2)
Includes $0.01 diluted earnings per share for the year ending February 29, 2012, associated with a foreign currency loss on the contractual obligation recorded in the fourth quarter of fiscal 2011 in connection with the potential settlement created by the notification by the 50.1% shareholder of Ruffino to exercise the option to put its entire equity interest in Ruffino to the company.  Includes $0.28, $0.14 and $0.05 diluted earnings per share for the year ended February 28, 2011, associated with a loss on the potential settlement of the contractual obligation created by the notification by the 50.1% shareholder of Ruffino to exercise the option to put its entire equity interest in Ruffino to the company; a valuation allowance against deferred tax assets in the U.K.; and an impairment of certain intangible assets, respectively. (3)

(3)	May not sum due to rounding as each item is computed independently.

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes.  A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.  Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 29, 2012
Net cash provided by operating activities (GAAP)	$685.0	$745.0
Purchases of property, plant and equipment	(85.0)	(95.0)
Free cash flow (Non-GAAP)	$600.0	$650.0

	Actual for the Six Months Ended August 31, 2011	Actual for the Six Months Ended August 31, 2010
Net cash provided by operating activities (GAAP)	$517.4	$306.1
Purchases of property, plant and equipment	(39.2)	(43.2)
Free cash flow (Non-GAAP)	$478.2	$262.9